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NUMBER                 [AMERICAN EAGLE LOGO]                       SHARES







                                  VALESC INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

100,000,000 SHARES COMMON STOCK                20,000,000 SHARES PREFERRED STOCK
       Par Value $.0001                            Par Value $.0001 Per Share



                                        SPECIMEN
THIS CERTIFIES THAT_____________________________________________________

owner of _____________________________shares of the PREFERRED STOCK of VALESC INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

         The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of _____________A.D.________.





____________________________                         ________________________
          SECRETARY                                           PRESIDENT



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